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                                                                    Exhibit 99.3


                        POTOMAC ELECTRIC POWER COMPANY
                        1900 Pennsylvania Avenue, N.W.
                            Washington, D.C.  20068

[LOGO OF PEPCO]

   ANNUAL MEETING OF COMMON STOCKHOLDERS   JULY 18, 2001           PROXY

     The undersigned hereby appoints JOHN M. DERRICK, JR., DENNIS R. WRAASE and WILLIAM T. TORGERSON, and each of them, proxies of the undersigned, with power of substitution, to attend the above Annual Meeting of Common Stockholders to be held on July 18, 2001 at 10 a.m. at The Inn and Conference Center, University of Maryland University College, 3501 University Blvd. East, Adelphi, Maryland, and all adjournments thereof, and thereat to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present on matters set forth in the Joint Proxy Statement/Prospectus and upon any other matters as may properly come before the Annual Meeting of Common Stockholders. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR ITEMS 1, 2 AND 3, AGAINST ITEM 4 AND IN THE DISCRETION OF THE PROXY
        ---                   -------
UPON SUCH OTHER MATTERS.

                     THIS PROXY IS SOLICITED ON BEHALF OF
           THE BOARD OF DIRECTORS OF POTOMAC ELECTRIC POWER COMPANY

                           CONTINUED ON REVERSE SIDE
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[LOGO OF PEPCO]                                               COMMON STOCK PROXY
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     The Board of Directors recommends a vote "FOR" Items 1, 2 and 3 below

                                                         FOR   AGAINST   ABSTAIN

1. Approval of the Agreement and Plan of Merger          [ ]     [ ]       [ ]

2. Approval of Long-Term Incentive Plan of New RC, Inc.  [ ]     [ ]       [ ]

3. ELECTION OF DIRECTORS   FOR all nominees listed below     WITHHOLD AUTHORITY
                           (except as marked to the          to vote for all
                           contrary below)           [ ]     nominees listed
                                                             below           [ ]

   (To withhold authority for any individual nominee strike a line through the nominee's name in the list below.)

   Three to serve for three years:

          John M. Derrick, Jr.     Peter F. O'Malley     Dennis R. Wraase

   One to serve for two years:         One to serve for one year:
   Lawrence C. Nussdorf                Pauline A. Schneider
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   The Board of Directors recommends a vote "AGAINST" Item 4 below

4. Shareholder proposal relating to the election of Directors

                                                         FOR   AGAINST   ABSTAIN

                                                         [ ]     [ ]       [ ]





Sign here
as name      X___________________________________(L.S.)
appears
above        X___________________________________(L.S.)     Date _________, 2001

Attorneys, executors, administrators, trustees and corporate officials should indicate the capacity in which they are signing. Shares held in the Shareholder Dividend Reinvestment Plan are voted on this Proxy.